QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2002

Labor Ready, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-23828 (Commission File No.)	91-1287341 (IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices, including zip code)

(253) 383-9101
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

        The sole purpose of this Report on Form 8-K is to voluntarily provide certain information relating to the exercise of options and certain related transactions by the Company's Chief Executive Officer, Joseph P. Sambataro, Jr. On April 18 and April 19, 2002, Mr. Sambataro exercised options to purchase 187,119 shares of the Company's Common Stock (the "Options"). Mr. Sambataro paid the exercise price of the Options in part by delivering to the Company 27,122 shares of previously held Common Stock (as permitted by the Option Plan governing the Options) and the balance was paid in cash received from the sale of 124,863 shares of Common Stock into the public markets. The Options were due to expire in August 2002. The timing of the sale transactions into the public markets was structured to comply with the Company's insider trading restrictions, which limit Company employees and directors to trade in certain prescribed "window periods" and when there otherwise is no non-public material information concerning the Company's operations.

        The net effect of these transactions increased the number of shares of Common Stock owned by Mr. Sambataro from 55,863 to 90,997. In addition, Mr. Sambataro continues to hold options to purchase an additional 599,000 shares of Common Stock. Further information about Mr. Sambataro's equity holdings in the Company is contained in the Company's definitive Proxy Statement for its 2002 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission as well as reports filed by Mr. Sambataro pursuant to Section 16 of the Securities Exchange Act that report his transactions in the Company's securities.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2002	LABOR READY, INC.

/s/ JOSEPH P. SAMBATARO, JR.
	By:	Joseph P. Sambataro, Jr.
	Its:	Chief Executive Officer

3

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE